UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2024
Specificity, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-257323	85-4017786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 S. Ware Blvd., Suite 508, Tampa, Florida 33619
(Address of principal executive offices)
Registrant’s telephone number, including area code		(813) 364-4744

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SPTY	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Specificity, Inc. is referred to herein as the “Company”, “we”, “our”, or “us”.

Section 8- Other Events

Item 8.01 Other Events.

On January 23, 2024, the Board of Directors (the “Board”) of the Company unanimously approved the extension of the expiration date of the Company’s Registration Statement of Form S-1, which became effective on September 23, 2022, as amended by Post-Effective Amendment which became effective on August 2, 2023. The Registration Statement, as amended, offers for sale a total of two million (2,000,000) Units at a fixed price of one dollar and fifty cents ($1.50) per Unit for the duration of the offering period. Each Unit consists of exactly one (1) share of the Company’s common stock and exactly one (1) warrant to purchase common stock at an exercise price of three dollars ($3.00) per share.

The Units are being offered for sale by the Company for a period of one hundred eighty (180) days from the effective date of the Post-Effective Amendment, which would lead the Post-Effective Amendment to expire on January 28, 2024 (the “Expiration Date”). However, pursuant to the Registration Statement, the Expiration Date may be extended at the discretion of the Board for an additional ninety (90) days. The Board voted unanimously to extend the Expiration Date of the Registration Statement, as amended, by ninety (90) days, leading to an amended expiration date of April 28, 2024 (the “Expiration Date Extension”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Specificity, Inc.
(Registrant)
Date:	January 25, 2024
		By:	/s/ Jason Wood
		Name:	Jason Wood
		Title:	Chief Executive Officer